UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

HERITAGE-CRYSTAL CLEAN, INC.

(Exact name of registrant as specified in its charter)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth below under Item 2.03 is hereby incorporated by reference into this item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On December 14, 2009 (the “Effective Date”), Heritage-Crystal Clean, LLC (the “Borrower”), a subsidiary of Heritage-Crystal Clean, Inc. (the “Company”), entered into the Third Amended and Restated Credit Agreement (the “Agreement”) with Bank of America, N.A., as lender (the “Lender”). A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The following summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which you are encouraged to read.

The Agreement provides for borrowings of up to $30.0 million and matures on December 14, 2012. Loans made under the agreement may be Base Rate Loans or Eurodollar Loans, at the election of the Borrower subject to certain exceptions. Based Rate Loans have an interest rate equal to (i) the higher of (a) the federal funds rate plus 1/2 of 1%, (b) the British Bankers Association LIBOR rate or (c) the Lender’s prime rate, plus (ii) a variable margin of between 0.25% and 0.5% depending on the Company’s total leverage ratio, calculated on a consolidated basis. Eurodollar loans have an interest rate equal to the (i) British Bankers Association LIBOR Rate divided by the difference between 1 and the Eurodollar Reserve Percentage, plus (ii) a variable margin of between 2.0% and 3.0% depending on the Company’s total leverage ratio. Amounts borrowed under the Agreement are secured by a security interest in substantially all of the Company’s tangible and intangible assets.

The Agreement contains customary terms and provisions (including representations, covenants and conditions) for transactions of this type. Certain covenants, among other things, restrict the Company’s and its Subsidiaries’ ability to incur indebtedness, grant liens, make investments and sell assets. The Agreement contains customary events of default, covenants and representations and warranties. Financial covenants include: a tangible net worth ratio of $42 million plus the sum of 75% of net income earned in each fiscal quarter after the Effective Date, plus the net proceeds from any equity securities issued after the Effective Date, minus $3.5 million; an interest coverage ratio (based on interest expense and EBITDA) of at least 3.5 to 1.0 and a total leverage ratio no greater than 3.25:1.00. The Borrower is not required to comply with the financial-related covenants contained in the Agreement when no borrowings are outstanding under the Agreement. The Agreement requires the Borrower to consult with the bank on certain acquisitions and includes a prohibition on the payment of dividends.

Item 9.01	Financial Statements and Exhibits

10.1 Third Amended and Restated Credit Agreement (the “Agreement”) dated as of December 14, 2009 by and between Heritage-Crystal Clean, LLC and Bank of America, N.A., as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: December 18, 2009	By: /s/ Greg Ray Title: Chief Financial Officer, Vice President, Business Management and Secretary